Exhibit 10.36

EXECUTION VERSION

SECOND LIEN SECURED NOTE NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS

THIS SECOND LIEN SECURED NOTE NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS (this “Agreement”), dated as of December 4, 2014, is made by each of the signatories hereto (each, a “Grantor”) in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as note collateral agent (in such capacity, the “Second Priority Note Collateral Agent”) with respect to the 11% Senior Secured Second Priority Notes due 2020 (the “Second Priority Notes”) issued by HD SUPPLY, Inc., a Delaware corporation (the “Issuer”) pursuant to the Indenture, dated as of April 12, 2012 (as amended pursuant to the First Supplemental Indenture, dated as of April 12, 2012, and as further amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Second Priority Notes Indenture”), among the Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wilmington Trust.

WHEREAS, pursuant to the Collateral Agreement, dated as of April 12, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Second Priority Note Collateral Agreement”), among the Issuer, certain Subsidiaries of the Issuer and the Second Priority Note Collateral Agent, each Grantor granted to the Second Priority Note Collateral Agent a security interest in its Intellectual Property, including Trademarks; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, subject to the conditions of the Second Priority Notes Indenture, each Grantor agrees, for the benefit of the Second Priority Note Collateral Agent, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Second Priority Notes Indenture and the Second Priority Note Collateral Agreement.

SECTION 2. Confirmation of Security Interest. Each Grantor hereby confirms that pursuant to the Second Priority Note Collateral Agreement, subject to existing licenses to use the Trademarks granted by such Grantor in the ordinary course of its business, it granted to the Second Priority Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Trademarks of such Grantor (including, without limitation, those items listed on Schedule A hereto under such Grantor’s name) and to the extent not otherwise included, all Proceeds and products of any and all of the Trademarks, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except that no security interest is or will be granted pursuant thereto or any other Note Security Document in any right, title or interest of such Grantor under or in any Trademark Licenses with Persons other than the Issuer, a Restricted Subsidiary or an Affiliate thereof for so long as, and to the extent that, the granting of such a security interest pursuant thereto would result in a breach, default or termination of such Trademark Licenses.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantors for the purpose of recording the security interest granted pursuant to the Second Priority Note Collateral Agreement with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions of the Second Priority Note Collateral Agreement. The Second Priority Note Collateral Agreement (and all rights and remedies of the Second Priority Note Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Second Priority Note Collateral Agent with respect to the security interest in the Trademarks are fully set forth in the Second Priority Notes Indenture and the Second Priority Note Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

[SIGNATURE PAGE—SECOND LIEN NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS]

WILMINGTON TRUST, NATIONAL ASSOCIATION
As Note Collateral Agent

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[SECOND LIEN SECURED NOTE NOTICE AND CONFIRMATION OF GRANT OF SECURITY INTEREST IN TRADEMARKS]

Schedule A

Trademarks

HD Supply Facilities Maintenance, Ltd.

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
MAINTENANCE WAREHOUSE	Registered	RN: 4,610,425	9/23/2014
MAINTENANCE WAREHOUSE	Registered	RN: 4,375,851	7/30/2013
MAINTENANCE WAREHOUSE & Design	Registered	RN: 4,376,494	7/30/2013
MAINTENANCE WAREHOUSE & Design	Registered	RN: 4,606,259	9/16/2014

HDS IP Holding, LLC

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
ASPEN & Design	Registered	RN: 4,461,343	1/7/2014
CREATIVE TOUCH INTERIORS	Registered	RN: 4,406,141	9/24/2013
VISTRA & Design	Registered	RN: 4,392,346	8/27/2013
HD SUPPLY HARDWARE SOLUTIONS(1)	Registered	RN: 114-257	3/4/2014
AQUAGUARD 5 STEP POOL CARE SYSTEM & Design	Registered	RN: 4,535,768	05/27/2014
BRIGHTON MANOR	Registered	RN: 4,129,736	4/17/2012
BRIGHTON MANOR & Design	Registered	RN: 4,535,779	5/27/2014
GREENBLOGIC	Registered	RN: 4,155,442	6/5/2012
GRIDADVANCE	Registered	RN: 4,538,054	5/27/2014
MAINTENANCE WAREHOUSE	Pending ITU	SN: 86/303,044	6/6/2014
MAINTENANCE WAREHOUSE	Pending	SN: 86/424,236	10/15/2014
PROUDLY DRIVEN BY A VETERAN	Pending	SN: 86/320,061	6/25/2014
RELIA+	Pending ITU	SN: 86/436,537	10/28/2014
RELIA+	Pending ITU	SN: 86/436,545	10/28/2014
RELIA+	Pending ITU	SN: 86/436,549	10/28/2014

(1) This trademark is registered in the State of Alabama.

A - 1

RELIACARE	Registered	RN: 4,492,443	3/4/2014
SEASONS	Pending ITU	SN: 86/373,220	8/21/2014
SEASONS	Pending ITU	SN: 86/373,226	8/21/2014
SEASONS	Pending ITU	SN: 86/435,093	10/27/2014
SEASONS	Pending ITU	SN: 86/435,138	10/27/2014
SPEEDBUILD	Allowed	SN: 86/160,304	1/8/2014
SPEEDBUILD	Allowed	SN: 86/160,701	1/8/2014
TRUESTOCK	Pending ITU	SN: 86/373,181	8/21/2014
TRUESTOCK	Pending ITU	SN: 86/373,202	8/21/2014
TRU PERSPECTIVE	Pending ITU	SN: 86/309,319	6/13/2014
WE BUILD YOUR CITY AND KEEP IT RUNNING	Registered	RN: 4,374,791	7/30/2013